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                                                                    Exhibit 99.2
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Contact:
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James M. Bahin, Chief Financial Officer
NOVA Corporation (Georgia) (NYSE:NIS)
(770)396-1456

FOR IMMEDIATE RELEASE:
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June 4, 1997

                NOVA CORPORATION (GEORGIA) (NYSE:NIS) ANNOUNCES
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                      CLOSING OF CRESTAR BANK ACQUISITION
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ATLANTA, Georgia, June 4, 1997 -- NOVA Corporation (Georgia) (NYSE:NIS) today announced that it has closed the transaction with Crestar Bank to form an exclusive marketing alliance and has acquired the merchant transaction processing business of Crestar Bank. Crestar Bank, headquartered in Richmond, Virginia, has branch locations in Virginia, Maryland and the District of Columbia.

The acquisition will add approximately $1.8 billion in annualized credit and debit card transaction processing volume to NOVA's business. NOVA's Chairman and Chief Executive Officer Edward Grzedzinski stated "This transaction adds 11,000 additional locations to our customer base and, equally important, 500 Crestar branches to our growing distribution network. It is a classic NOVA transaction in that it involves a financial institution strategically committed to providing its customers with a superior electronic commerce solution." He added that "it will enhance NOVA's position as one of the top payment processors by moving NOVA to the number 7 position in the industry."

NOVA Corporation, headquartered in Atlanta, Georgia, is an integrated provider of transaction processing services, related software application products and value-added services. NOVA processed approximately $11.9 billion in credit card transactions in 1996.